Exhibit 10.1+
Certain confidential information has been omitted from this Exhibit 10.1 pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol “* * *” at each place in this Exhibit 10.1 where the omitted information appeared in the original.
GYPSUM CONTRACT
(Miami Fort Station)
This Gypsum Contract (“Contract”) executed January 17, 2017, but effective as of January 1, 2017 (“Effective Date”) is between Dynegy Miami Fort, LLC (“Seller”) and Continental Silver Grove, LLC (“Buyer”). Seller and Buyer may be referred to collectively as the “Parties” or individually as a “Party”.
RECITALS
WHEREAS, Seller is the operator of Units 7 and 8 of the Miami Fort Generating Station located in North Bend, Ohio (the “Miami Fort Station”);
WHEREAS, Seller wishes to sell synthetic gypsum which complies with the requirements set forth on Exhibit A (“Complying Gypsum”) from the Miami Fort Station to Buyer, and Buyer wishes to purchase synthetic gypsum from Seller on the terms and conditions set forth herein, and Buyer will use the Complying Gypsum to produce wallboard and other gypsum-related products at Buyer’s facility in Silver Grove, Kentucky (the “Buyer Plant”), or elsewhere, and may also resell it to others; and
WHEREAS, concurrently herewith, Buyer and Seller’s affiliate, Dynegy Zimmer, LLC (“Zimmer Seller”), have executed that certain Gypsum Contract of even date herewith pursuant to which Zimmer Seller will sell to Buyer and Buyer will purchase from Zimmer Seller gypsum generated by the Wm. H. Zimmer Generating Station (the “Zimmer Station”) (the “Zimmer Contract”).
NOW, THEREFORE, in consideration of the recitals, the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound, stipulate and agree as follows:

1.	Purchase of Minimum and Maximum Amounts of Gypsum
1.1.Minimum and Maximum Amounts.
1.1.1.During each Contract Year, Seller shall sell and deliver to Buyer, and Buyer shall purchase and accept from Seller, at a minimum, the amount of tons of Complying Gypsum that is equal to the greater of (i) * * * (the “Minimum Amount”); provided that (A) if in any Contract Year the Miami Fort Station and the Zimmer Station are collectively scheduled to have at least one hundred (100) outage days for such Contract Year, then the Minimum Amount for such Contract Year shall be the lesser of * * *; provided, further that if the Miami Fort Station and the Zimmer Station are collectively scheduled to have at least one hundred outage days in any Contract Year that is five or fewer years after a Contract Year in which the Miami Fort Station and the Zimmer Station collectively had at least one hundred outage days, the Minimum Amount for such later Contract Year shall be * * * and (B) in no event shall Seller be obligated to sell or Buyer obligated to purchase more than the amount of tons of Complying Gypsum that is equal to * * * (the “Maximum Amount”). The Minimum Amount and Maximum Amount shall be adjusted as provided in this Contract. Each “Contract Year” shall begin on January 1 and end on the following December 31. As used in this Contract “ton” means (i) dry tons when calculating the payments to be made by Buyer under Section 17 or the price discounts and incentives under Sections 2.2.1 and 2.2.2 and (ii) wet tons for all other cases under this Contract (including the calculation of the Minimum Amount, the Maximum Amount and any liquidated damages). As used in this Contract, “Scheduled Operating Days” means the days the Miami Fort Station is scheduled to be operating, as specified in each annual notice delivered pursuant to Section 1.1.4.
1.1.2.Notwithstanding the provisions of Section 1.1.1, on January 1, 2021 and January 1st of every fourth Contract Year thereafter, the Parties shall reevaluate the Minimum Amount and the Maximum Amount. The Parties shall meet and negotiate in good faith for a period of ninety (90) days to determine if the Minimum Amount and Maximum Amount should be adjusted based on current conditions, including the capacity of the Miami Fort Station to generate Complying Gypsum based on market conditions, operating conditions, fuel source and the ability of the Buyer Plant to accept and process Complying Gypsum, and other applicable factors. If the Parties are unable to agree on a Minimum Amount and Maximum Amount at the end of any such 90-day negotiating period, then (i) if Seller has requested a decrease to the Minimum Amount, the Minimum Amount and the Maximum Amount shall each be * * * from that existing immediately before the start of such negotiations, and (ii) if Seller requests an increase to the Minimum Amount, then the Minimum Amount and the Maximum Amount shall each be * * * from that existing immediately before the start of such negotiations. Any change to the Minimum Amount or Maximum Amount agreed to by the Parties shall be memorialized in an amendment to this Contract. For the avoidance of doubt, the Parties agree that the Maximum Amount shall always equal * * *.
1.1.3.Without limiting Buyer’s obligation under this Contract to accept and pay for all Complying Gypsum under this Contract up to the Maximum Amount, if Buyer is refusing to accept gypsum for reasons that are not permitted by this Contract, Buyer shall first refuse to accept gypsum under the Zimmer Contract before refusing to accept gypsum under this Contract.
1.1.4.No later than October 31st of each Contract Year, Seller shall provide Buyer the Minimum Amount, Maximum Amount and the Scheduled Operating Days for the following Contract Year.

1.2.Failure of Seller to Deliver Minimum Amount. Notwithstanding the terms of Section 1.1, if during any Contract Year, Seller fails to deliver the Minimum Amount to Buyer, Seller shall be permitted to count any tons of gypsum delivered to Buyer under the Zimmer Contract in excess of the minimum amounts required to be delivered under the Zimmer Contract (the “Zimmer Surplus Amount”) toward the Minimum Amount delivered under this Contract. During any Contract Year, if Seller fails to deliver the Minimum Amount after adding any Zimmer Surplus Amount, and Seller’s failure to deliver is not due to Force Majeure, Seller will pay Buyer liquidated damages equal to the number of tons of Complying Gypsum by which Seller fails to meet the Minimum Amount (after adding any Zimmer Surplus Amount) multiplied by two times the Base Contract Price per ton then in effect during the period for which Seller fails to deliver the Minimum Amount (the “Minimum Amount LD Rate”). Such damages shall be credited to Buyer forty-five (45) days following the end of the applicable Contract Year. Such credit shall be carried forward for two (2) months into the next Contract Year. At the end of the two (2) month period, Seller shall pay Buyer the balance due on any such credit by check or by other mutually agreeable means within thirty (30) days. At the end of the Term, Seller shall pay any credit owed Buyer within forty-five (45) days. For the avoidance of doubt, there shall be no duplication of liquidated damages owed under this Section 1.2 and liquidated damages owed under Section 1.2 of the Zimmer Contract for the failure of Zimmer Seller to deliver the minimum amount of gypsum required under the Zimmer Contract.

1.3.Failure of Buyer to Purchase Maximum Amount. Buyer must accept and pay for all Complying Gypsum Seller is able to deliver up to the Maximum Amount. During any Contract Year, if Buyer fails to accept Complying Gypsum up to the Maximum Amount and Buyer’s failure is not due to Force Majeure, Buyer shall pay Seller liquidated damages equal to the number of tons of Complying Gypsum by which Buyer fails to take the Maximum Amount multiplied by two times the Base Contract Price per ton then in effect during the period for which Buyer fails to purchase the Maximum Amount (the “Maximum Amount LD Rate”). Buyer shall pay any amount due pursuant to this Section 1.3 within forty-five (45) days after the end of the applicable Contract Year. Nothing herein shall affect the validity of Section 1.1.1.
1.4.Excess Amount. If the amount of Complying Gypsum Seller is capable of delivering to Buyer exceeds the Maximum Amount (“Excess Amount”), Buyer may accept or decline to receive the Excess Amount at its sole discretion. Seller shall first offer such Excess Amount to Buyer and Buyer must respond within fifteen (15) days. If Buyer accepts the Excess Amount, the terms of this Contract shall apply to the purchase and sale of such Excess Amount and the Excess Amount will be included in the total tonnage delivered during such applicable Contract Year. If Buyer declines to accept the Excess Amount of Complying Gypsum, Seller shall have the right to sell or dispose of the Complying Gypsum in its sole discretion and the quantity will not be included in the tonnage delivered during such applicable Contract Year. If Buyer desires to take any gypsum in excess of the Maximum Amount, Buyer will take any Excess Amount available under this Contract before taking any excess gypsum under the Zimmer Contract.
1.5.Sole Remedy. The liquidated damages payable by Seller under Section 1.2 shall be the sole remedy to Buyer for Seller’s failure to deliver the Minimum Amount of Complying Gypsum. The liquidated damages payable by Buyer under Section 1.3 shall be the sole remedy to Seller for Buyer’s failure to take up to the Maximum Amount of Complying Gypsum. It is expressly agreed that the liquidated damages payable under this Contract do not constitute a penalty and that the Parties have negotiated in good faith for such specific liquidated damages and have agreed that the amount of such liquidated damages is reasonable in light of the anticipated harm caused by the breach related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy.

2.	Complying Gypsum.
2.1.Specifications. Complying Gypsum shall meet each of the specifications set forth in Exhibit A. Gypsum shall be sampled by Seller, and its compliance with the specifications of Exhibit A shall be determined, in accordance with the protocols set forth in Exhibit A, at the time of such sampling. Sampling shall be at Seller’s expense. Sampling data will be promptly transmitted electronically, and in any event Seller shall use commercially reasonable efforts to transmit the data in the same day, to ensure Buyer is informed of the status of the gypsum quality.
2.2.Moisture Content. Buyer will purchase and accept deliveries of, and gypsum will be deemed to be, Complying Gypsum if it contains no less than * * * moisture, no more than * * * moisture, and if the gypsum otherwise meets the specifications set forth in Exhibit A. The moisture content average shall be determined monthly, and the monthly figures shall be weighted on a tonnage basis to calculate the annual average moisture content per ton of Complying Gypsum for each Contract Year.
2.2.1.Price Discount. If the annual average moisture content exceeds * * *, rounded to the nearest one-tenth of a percentage point, Buyer shall be entitled to a price discount (on a dry ton basis) equal to:

Moisture Content	Price Discount
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *

Any discount owed to Buyer shall be credited on the first invoice for the subsequent Contract Year. Such credit shall be carried forward for two months in the subsequent Contract Year. After the two (2) month period, Seller shall pay Buyer the balance due on any such credit by check or by other mutually agreeable means within thirty (30) days. At the end of the Term, Seller shall pay any credit owed Buyer within forty-five (45) days.
2.2.2.Price Incentive. If the annual average moisture content is * * * or less, rounded to the nearest one-tenth of a percentage point, Seller shall be entitled to a price incentive (on a dry ton basis) as follows:

Moisture Content	Price Incentive
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *

Any incentive balance owed to Seller at the completion of a Contract Year shall be added to the first invoice of the subsequent Contract Year. If the amount of the annual incentive exceeds the amount owed by Buyer to Seller at the end of the Term, Buyer shall pay the difference to Seller within forty-five (45) days.

3.	Non-Complying Gypsum.

3.1.
Rejection Prior to Delivery. Prior to taking delivery of gypsum, Buyer may reject or accept, in its sole discretion, any gypsum that fails to meet one or more of the specifications in Exhibit A (“Non-Complying Gypsum”) offered to it by Seller. If Buyer accepts the Non-Complying Gypsum, the Parties shall mutually agree in writing on price and delivery terms and such Non-Complying Gypsum will be included in the total tonnage delivered during such applicable Contract Year.

3.2.
Rejection After Delivery. If Buyer believes it has taken delivery to its barge staging area of what it believes is Non-Complying Gypsum, then within ten (10) days after such delivery the Parties shall commence and follow the procedures set forth on Exhibit B.

4.	Delivery.

4.1.	Delivery by Barge. Seller will deliver Complying Gypsum by loading it onto Buyer’s open-hopper barges at the Miami Fort Station harbor. A belt scale at Miami Fort S tation will weigh the gypsum immediately prior to loading on the open-hopper barges. Seller will test and calibrate the belt scale at least once a month in accordance with the National Institute of Standards and Technology Handbook 44 for belt scales. Buyer shall have the right to observe the weighing of gypsum, and the testing and calibration of the belt scale. Seller shall provide advance notice, upon request, to Buyer of the time and date of the belt scale calibration. In the event that calibration shows the scale used to weigh gypsum to be inaccurate by more than plus or minus one half of one percent (.5%), the inaccuracy shall be presumed to have existed for one-half the number of days since the last time the scale was calibrated, and an adjustment shall be made to the next invoice to reflect the adjustment debit or credit. Seller shall provide the results of each calibration on the next invoice sent to Buyer. During any period when Seller’s belt scale is inoperable, the Parties shall mutually agree to a procedure for determining the quantity of the gypsum delivered.

4.2.
Buyer’s Barges. All of Buyer’s barges entering the Miami Fort Station harbor shall be seaworthy, in good operating condition and repair, and in compliance with all Applicable Laws. Seller will maintain the Miami Fort Station harbor to accommodate at least * * *. When Seller dredges the Miami Fort Station harbor in the normal course of maintaining it, Seller will dredge to a depth to accommodate deep draft barges. Seller may reject any barges that contain free water in the cargo hold and will give Buyer customary notice of such rejection. Seller shall give Buyer customary notice of the number of barges Seller expects will be required to remove gypsum the following day. In accordance with such notice, Buyer must provide a sufficient number of barges to transport all of the gypsum delivered under this Contract on a timely basis. Seller shall provide space at the Miami Fort Station harbor for * * * deep draft barges at any time.

4.3.
Delivery by Truck. Upon ten (10) days’ notice to Seller, Buyer shall have the right to require Seller to load gypsum onto trucks that are supplied by Buyer, provided that (i) Buyer shall be limited to 50 trucks a day, and (ii) Buyer shall not have the right to take delivery of gypsum by truck for more than two (2) weeks during any 6-month period. Any loading of trucks shall be during Seller’s normal operating hours for truck deliveries and any loading of trucks outside of this time frame shall be done only upon mutual agreement of the Parties. A certified truck scale will be used to determine the net weight of the gypsum promptly after loading on a truck. Gypsum loaded onto trucks will incur an additional truck-loading fee of * * * per ton (escalated in the same manner as the Base Contract Price set forth in Section 6) (the “Truck Loading Fee”) paid by Buyer to Seller to offset the additional labor and equipment needed for truck loading operations instead of loading barges.

4.4.
Delivery by Rail. By mutual agreement of the Parties, Buyer shall have the right to require Seller to load gypsum on to railcars supplied by Buyer. The terms of the railcar loading shall be negotiated at the time the Parties agree on using this method of transportation.

4.5.
Non-Complying Gypsum. If Buyer elects to purchase and take Non-Complying Gypsum, Seller will deliver the Non-Complying Gypsum to Buyer by the same methods and under the same terms and conditions for loading Complying Gypsum.

4.6.
Scheduling. Buyer will be responsible for all carrier scheduling and logistics including costs and contracting arrangements. Seller shall give notice to Buyer that loading of a barge is complete in the manner customarily given by the Miami Fort Station harbor. Notification of completion of truck or railcar loading at Miami Fort Station will be the responsibility of the Buyer’s gypsum carrier.

4.7.
Title and Risk of Loss. At the completion of loading each barge, truck or rail car at the Miami Fort Station harbor or facility respectively, title to and the risk of loss of the loaded gypsum will pass from Seller to Buyer.

4.8.
Motor Carriers and Barge Operators. The only persons permitted to access the Miami Fort Station by or on behalf of Buyer under this Contract are motor carriers and barge operators, provided that Buyer shall deliver to Seller for Seller’s approval a written list of motor carriers and barge operators that Buyer proposes to engage or use in the performance of the transportation of gypsum before any such person accesses the Miami Fort Station, and Seller shall have the right to approve or reject each proposed motor carrier or barge operator. Buyer shall ensure that each motor carrier or barge operator (i) holds all required permits with all applicable governmental authorities, (ii) is qualified and competent to transport gypsum, (iii) holds all insurance required under Section 19 and by Applicable Laws, (iv) conducts the hauling of all gypsum under this Contract in such a manner as required to prevent any material amounts of gypsum from being blown or falling off its vehicle or barge, as applicable, during transportation or becoming an environmental nuisance or source of complaint, and (v) has a copy of the Material Safety Data Sheet (MSDS) for the gypsum being transported available in its vehicle or barge transporting such gypsum. Buyer shall promptly remove any personnel of any Buyer Party at the Miami Fort Station if, in Seller’s commercially reasonable judgment it is desirable (including any personnel who, in Seller’s commercially reasonable judgment, is unsafe, incompetent, careless, unqualified to perform the work assigned to such person, creates an unsafe or hostile work environment, disregards the terms and conditions of this Contract, or is interrupting, interfering with or impeding the timely and proper completion of the work), and SELLER SHALL HAVE NO LIABILITY TO BUYER AND BUYER AGREES, WITHOUT LIMIT AND AT ITS OWN COST, TO RELEASE, DEFEND, INDEMNIFY AND HOLD THE SELLER INDEMNIFIED PARTIES HARMLESS FOR, FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF OR RESULTING FROM ANY SUCH REMOVAL OTHER THAN ANY REMOVAL BY SELLER THAT IS ULTIMATELY DETERMINED TO BE FOR A REASON THAT IS PROHIBITED BY APPLICABLE LAW. Buyer shall be responsible for observance by all barge operators and motor carriers of all the provisions of this Contract applicable to such barge operator’s or motor carrier’s performance, and Buyer shall be fully responsible to Seller for the acts or omissions of any barge operator or motor carrier as if Buyer itself had acted or failed to act.

4.9.
Safety at the Miami Fort Station. Seller is concerned with the safety of all persons on its property, and imposes certain reasonable restrictions in an attempt to insure their safety. Buyer shall have a safety program that complies with all Applicable Laws, industry standards and Seller’s health, safety and environmental rules, regulations and policies in effect at any given time at the Miami Fort Station (“Seller’s Policies”). In recognition of these concerns, Seller requires that Buyer or any persons or entities acting by, through or under Buyer (including barge operators or motor carriers) comply with any and all policies, directions and safety requirements or instructions, whether verbal, written, or otherwise, while at the Miami Fort Station, as communicated to Buyer by Seller, directly or indirectly, including Seller’s Policies. BUYER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE SELLER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF, RELATING TO, OR RESULTING FROM THE FAILURE OF BUYER OR ANY PERSONS ACTING BY, THROUGH OR UNDER BUYER (

INCLUDING BARGE OPERATORS OR MOTOR CARRIERS) TO COMPLY WITH ANY AND ALL POLICIES, DIRECTIONS AND SAFETY REQUIREMENTS OR INSTRUCTIONS, WHETHER VERBAL, WRITTEN, OR OTHERWISE (INCLUDING SELLER’S POLICIES), WHILE AT THE MIAMI FORT STATION.

4.10.
Use of Miami Fort Station. Buyer shall cause all barge operators and motor carriers to confine their materials and equipment and the operations of its personnel at the Miami Fort Station to the limits indicated by Seller, and to not unreasonably encumber the Miami Fort Station. Buyer shall cause all barge operators and motor carriers to remove all rubbish and waste material from the Miami Fort Station caused by such barge operators or motor carriers or an operation under their charge. Buyer shall cause all barge operators and motor carriers to promptly remove all equipment from the Miami Fort Station and clean up its refuse and debris upon completion of the loading of each shipment of Gypsum. Buyer shall promptly repair at its expense any damage to any of Seller’s real or personal property (including the Miami Fort Station) caused by any Buyer Party.

5.	Term.

5.1.
Contract Term. The “Term” of this Contract shall commence on the Effective Date and terminate on twentieth (20th) anniversary of the Effective Date, unless earlier terminated pursuant to the terms of this Contract. Commencing on the nineteenth (19th) anniversary of the Effective Date, the Parties will commence good faith negotiations on a possible extension of this Contract; provided that nothing herein shall require either Party to agree to any such extension.

5.2.	* * *

6.
Base Contract Price. The “Base Contract Price” per ton of Complying Gypsum shall be * * * per dry ton for each ton of Complying Gypsum delivered hereunder, subject to annual adjustment on * * *. The annual adjustment shall be based on * * *. The Base Contract Price includes all costs of producing, acquiring and loading Complying Gypsum to Buyer. Unless otherwise agreed, Non-Complying Gypsum will be priced at * * *.

7.
Representations and Warranties. On the Effective Date, each Party represents and warrants to the other Party that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) it has all regulatory authorizations necessary for it to legally perform its obligations under this Contract; (iii) the execution, delivery and performance of this Contract and any other documentation relating to this Contract are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or similar provision applicable to it; (iv) this Contract and each other document executed and delivered in accordance with this Contract constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (v) there are no Bankruptcy Proceedings, as defined herein, pending or being contemplated by it or, to its knowledge, threatened against it; and (vi) there is not pending or, to its knowledge, threatened against it or any of its affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Contract.

8.	Additional Warranties of Owner.

8.1.
Specifications. Seller warrants that the gypsum delivered to Buyer’s barges will be Complying Gypsum, as determined pursuant to the testing protocols contained in Exhibit A, except for any Non-Complying Gypsum that Buyer has agreed to accept. Buyer’s sole and exclusive remedy for any failure of Seller to comply with its warranty obligations in the preceding sentence shall be Buyer’s right to reject Non-Complying Gypsum or receive compensation in the manner provided in Section 3.

8.2.
Title. Seller warrants that it will have, at all times during the Term of this Contract, good and valid title to the gypsum to be delivered hereunder, and that upon delivery of the gypsum, title thereto shall pass to Buyer free and clear of all liens and encumbrances.

8.3.
No Other Warranties. THE FOREGOING EXPRESS WARRANTIES SHALL BE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM THE PARTIES’ COURSE OF DEALING OR TRADE.

9.	Confidential Information.

9.1.
Confidential Information. “Confidential Information” means information of either Party that is confidential or proprietary business or technical information and any notes, analyses, studies and other documents prepared by the Receiving Party (hereafter defined) or its officers, employees, agents, representatives, insurers, financing parties or contractors (at any tier) or, in the case of Seller as the Receiving Party, the owners of the Miami Fort Station or their co-owners (collectively, a Party’s “Representatives”), that contain or otherwise reflect such information. Buyer and Seller shall hereinafter be referred to individually as: (i) the “Disclosing Party” when providing or disclosing Confidential Information to the other Party; and (ii) the “Receiving Party” when Confidential Information is being provided or disclosed to it by the other Party. Confidential Information shall not include information that: (a) was developed by Receiving Party and in Receiving Party’s possession prior to Receiving Party’s first receipt thereof directly or indirectly from Disclosing Party; (b) is now or hereafter becomes, through no act or failure to act on the part of Receiving Party or of any of Receiving Party’s Representatives, generally available on a non-confidential basis to the public; (c) was heretofore or hereafter furnished to Receiving Party by a source other than Disclosing Party as a matter of right without restriction on disclosure; or (d) is required by Applicable Law to be publicly disclosed by Receiving Party, provided, however, that Receiving Party timely notifies Disclosing Party of any such requirement in order to provide Disclosing Party a reasonable opportunity to seek an appropriate protective order, and, in the event such protective order or other remedy is not obtained, Receiving Party agrees to furnish only that portion of the Confidential Information that Receiving Party is legally required to furnish.

9.2.
Non-Disclosure. During the Term and for a period of two (2) years after the termination of this Contract, the Receiving Party shall receive and maintain in strictest confidence the Disclosing Party’s Confidential Information and will not disclose such Confidential Information to others, except as otherwise permitted under the terms of this section. The Receiving Party will not use such Confidential Information for any purpose other in connection with performance under this Contract and will disclose the Confidential Information only to those of its Representatives whom Receiving Party considers to h ave the need to know the Confidential Information for purposes of performing under this Contract, each of whom shall be informed of the confidential nature of the Confidential Information and shall agree to comply with terms substantially similar to this section, and Receiving Party agrees to be responsible for any breach of this section by its Representatives.

9.3.
Equitable Remedies. Receiving Party recognizes that Disclosing Party may not have an adequate remedy at law in the event that Receiving Party or its Representatives breach the confidentiality provisions hereunder and that, in such event, Disclosing Party may suffer irreparable damages or injury. Therefore, Disclosing Party shall be entitled to equitable relief, including temporary or permanent injunctive relief, against Receiving Party in the event of a breach of the confidentiality provisions hereunder. Such permanent or injunctive relief shall in no way limit other remedies that Disclosing Party may have against Receiving Party for any breach of the terms of these provisions.

10.	Force Majeure.

10.1.
Force Majeure Events. Neither Seller nor Buyer shall be liable to the other for any delay or failure in the performance of its obligations under this Contract when the delay or failure in performance results from Force Majeure. “Force Majeure” is defined as causes which are beyond a Party’s reasonable control, including but not limited to fires, floods, earthquakes, tornadoes, high river conditions and other unusual weather events; strikes and labor disturbances; acts of God; acts or omissions of governmental authorities; inability beyond a Party’s reasonable control to obtain necessary materials, fuel or energy; wrecks or delays in transportation; riots, civil disturbances or insurrection; embargoes; unplanned outage of any unit at the Miami Fort Station or unplanned outage of Buyer Plant of more than fourteen (14) days or the inability following good faith efforts to obtain or maintain necessary permits, licenses, authorizations or approvals, provided that the notice requirement of Section 10.2 is satisfied.

10.2.
Notice. The Party whose performance of its obligations hereunder is adversely affected by a Force Majeure event (the “Affected Party”) shall promptly notify the other Party at the beginning of the Force Majeure event, and confirm the notice in writing within five (5) business days of the event. The notice shall contain a detailed account of the Force Majeure event, including the cause of the event, an estimate of the duration of any delay, an estimate of the Force Majeure event’s impact to the Affected Party’s performance, and the plan to mitigate the effects of the event.

10.3.
Reduction of Minimum and Maximum Amounts. In the event that a delay or failure in performance hereunder is a Force Majeure event, and Seller is the Affected Party, then the Minimum Amount required to be sold from each unit of the Miami Fort Station and delivered shall be reduced by * * * multiplied by the number of days the Force Majeure event occurred for each unit during the applicable period. If Buyer is the Affected Party, the Maximum Amount required to be purchased from the Miami Fort Station shall be reduced by * * * multiplied by the number of days the Force Majeure event occurred during the applicable period.

10.4.
Termination for Extended Force Majeure. In the event an Affected Party suffers a Force Majeure and such Force Majeure is not cured within 180 days, then the other Party, after providing thirty (30) days written notice, shall have the right to terminate this Contract.

11.	Compliance with Laws.

11.1.	Applicable Law. Each Party shall perform its obligations under this Contract, and Buyer shall transport and use the gypsum to be delivered hereunder, in accordance with all applicable federal, state, county, municipal and local laws, ordinances and regulations, including the United States Environmental Protection Agency final rule “Hazardous and Solid Waste Management System; Disposal of Coal Combustion Residuals from Electric Utilities,” 40 CFR Parts 257 and 261, as published at 80 Fed. Reg. 21,302 (April 17, 2015) and subsequently amended at 80 Fed. Reg. 37,988 (July 2, 2015) (the “CCR Rule”) (collectively, “Applicable Laws”). Buyer represents that it is a sophisticated user of gypsum, it is aware of the regulated (including but not limited to arsenic, beryllium, cadmium, lead, chromium, mercury and nickel) and unregulated elements and materials which may be contained in gypsum, and it agrees to comply with all Applicable Laws which protect its employees, third parties, consumers and the environment relating to the use of the gypsum to be delivered hereunder.

11.2.
CCR Rule. GYPSUM SUPPLIED HEREUNDER TO BUYER SHALL ONLY BE USED, AND BUYER SHALL ENSURE THAT GYPSUM SUPPLIED HEREUNDER IS ONLY USED IN A MANNER THAT MEETS THE DEFINITION OF “BENEFICIAL USE OF CCR” UNDER THE CCR RULE. BUYER shall be Soley responsible for ensuring that GYPSUM meets THE DEFINITION OF “BENEFICIAL USE OF CCR” UNDER THE CCR RULE. Notwithstanding the fact that this Contract imposes certain standards with respect to Buyer’s and other third parties’ activities, in no event shall (i) Seller have any responsibility to supervise, manage, or police the activities of Buyer or any third party, (ii) Seller have any liability in the event Buyer or any third party violates any Applicable Laws, whether or not Buyer or such third party is in compliance with the terms of this Contract, or (iii) there be any representation by Seller that compliance with such standards will also be in compliance with Applicable Laws.

11.3.
Permits. Each Party shall promptly seek and obtain, at its own expense, all permits, approvals, authorizations and licenses which it requires in order to carry out its obligations hereunder. Once obtained, each Party shall, at its own expense, maintain in full force and in effect throughout the Term all such permits, approvals, authorizations and licenses obtained by it.

12.	Storage of Complying Gypsum.

12.1.
Storage On-Site. In the event Seller is able to sell and tender delivery of Complying Gypsum to Buyer, up to the Maximum Amount, but Buyer fails to purchase and take delivery of it, or if Seller is producing Complying Gypsum but is unable to deliver it, Seller may, in its sole discretion, store the Complying Gypsum at the Miami Fort Station in the quantities described below. If Seller chooses to store the Complying Gypsum on site, then it shall store a minimum amount of * * * in covered storage and thereafter * * * in uncovered storage, for a maximum total of * * * of on-site storage. If Seller chooses not to store the Complying Gypsum, then Seller may dispose of the Complying Gypsum which Buyer cannot take at its sole discretion, by storage, sale to any third party, or otherwise.

12.2.
Storage and Handling Fee. In the event Seller stores the Complying Gypsum on site because Buyer fails to purchase or take delivery of the Complying Gypsum up to the Maximum Amount, then Buyer shall pay Seller a storage and handling fee of * * * for * * *, which amount shall be increased * * * for * * * (the “Storage and Handling Fee”). The Storage and Handling Fee shall not apply (i) if Buyer’s failure to take the Complying Gypsum is due to a Force Majeure; (ii) for amounts of Complying Gypsum in excess of the Maximum Amount; or (iii) if Buyer’s failure to take the Complying Gypsum is due to the nonperformance of Seller.

12.3.
Uncovered Storage Fee. Seller shall pay Buyer a fee of * * * (the “Uncovered Storage Fee”) for all amounts of Complying Gypsum which Seller stores in uncovered storage on Seller’s site if (i) Seller is not able to store * * * of Complying Gypsum in covered storage; (ii) Buyer is able to accept Complying Gypsum; and (iii) Buyer is able to provide barges as required.

12.4.	Specifications. The stored gypsum’s compliance with the specifications in Exhibit A shall be determined at the time the gypsum is sampled in accordance with the procedures in Exhibit A.

13.	Indemnification.

13.1.
Buyer’s Indemnification. To the maximum extent permitted by law, Buyer shall defend, indemnify and hold harmless Seller, its affiliates, the owners of the Miami Fort Station and each of their respective directors, officers, employees, shareholders, co-owners, members, partners, agents and representatives (collectively, the “Seller Indemnified Parties”) from and against all costs, losses, liabilities, expenses, suits, actions, claims, damages and all other obligations and proceedings whatsoever, including without limitation, all judgments rendered against and all fines and penalties, and any reasonable attorneys’ fees and any other costs of litigation (“Claims”) to the extent arising out of:

13.1.1.
Failure of any or all of (i) Buyer, its affiliates or any of its or their contractors (of any tier), (ii) the respective directors, officers, agents, representatives or employees of each entity specified in clause (i), or (iii) any entity (other than Seller) acting on behalf of, or under the direction or supervision of, any entity specified in clause (i) or clause (ii), including all barge operators and motor carriers (collectively, the “Buyer Parties”), to comply with Applicable Law;

13.1.2.
Actual or alleged contamination, pollution or environmental harm occurring on or outside the Miami Fort Station arising out of the negligent acts or omissions, willful misconduct or strict liability of any Buyer Party;

13.1.3.
The sale, delivery, processing, storage, recovery, handling, disposal, loading, removing, transportation, ownership, application or use of gypsum on and after title to such gypsum passes to Buyer, including any Claims (including product liability Claims) by or through any Buyer Party or any third party claiming by or through Buyer and notwithstanding the transformation or incorporation of any gypsum into any other tangible property by Buyer or any third party; or

13.1.4.
Personal injury to or death of any person, and damage to or destruction of property to the extent arising out of the negligence (of any type) or willful misconduct of any Buyer Party or anyone directly or indirectly employed by them or anyone for whose acts they may be liable.

13.2.
Seller’s Indemnification. To the maximum extent permitted by law, Seller shall defend, indemnify and hold harmless Buyer and its affiliates and each of their respective directors, officers, employees, shareholders, members, partners, agents and representatives (collectively, the “Buyer Indemnified Parties”) from and against all Claims to the extent arising out of:

13.2.1.
Failure of the Seller Indemnified Parties or any entity acting on behalf of, or under the direction or supervision of, any Seller Indemnified Party (but not including any Buyer Party) to comply with Applicable Law;

13.2.2.	The processing, storage, recovery, handling, disposal, loading and ownership of gypsum before title to such gypsum passes to Buyer; or

13.2.3.	Personal injury to or death of any person, and damage to or destruction of property to the extent arising out of the negligence (of any type) or willful misconduct of any Seller Indemnified Party or anyone directly or indirectly employed by them or anyone for whose acts they may be liable (other than any Buyer Party).

13.3.
No Limitation to Insurance. The indemnities hereunder shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employee benefit acts.

13.4.
Indemnity Procedures. If any Buyer Indemnified Party or any Seller Indemnified Party (an “Indemnified Party”) receives notice of any claim or circumstance which could give rise to an indemnified loss, the receiving party shall give written notice to the Party obligated to provide indemnification hereunder (the “Indemnifying Party”) within ten (10) days. The notice must include a description of the indemnification event in reasonable detail, the basis on which indemnification may be due, and the anticipated amount of the indemnified loss. This notice shall not estop or prevent the Indemnified Party from later asserting a different basis for indemnification or a different amount of indemnified loss than that indicated in the initial notice. If the Indemnified Party does not provide this notice within the 10-day period, it does not waive any right to indemnification except to the extent that the Indemnifying Party is prejudiced, suffers loss, or incurs expense because of the delay. The Indemnifying Party shall assume the defense of the claim at its own expense with counsel chosen by it that is reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall then control the defense and any negotiations to settle the claim. If within ten (10) days after receiving written notice of the indemnification request, the Indemnifying Party does not confirm to the Indemnified Party that it will defend the claim, the Indemnified Party shall have the right to assume and control the defense, and all defense expenses incurred by it shall constitute an indemnification loss. If the Indemnifying Party defends a claim, the Indemnified Party may retain separate counsel, at its sole cost and expense, to participate in (but not control) the defense and to participate in (but not control) any settlement negotiations. The Indemnifying Party may settle the claim without the consent or agreement of the Indemnified Party, unless the settlement (i) would result in injunctive relief or other equitable remedies or otherwise require the Indemnified Party to comply with restrictions or limitations that adversely affect the Indemnified Party, (ii) would require the Indemnified Party to pay amounts that the Indemnifying Party does not fund in full, or (iii) would not result in the Indemnified Party’s full and complete release from all liability to the plaintiffs or claimants who are parties to or otherwise bound by the settlement.

13.5.
Enforceability. In the event that any indemnity provisions hereunder are contrary to Applicable Law, then the indemnity obligations applicable hereunder shall be applied to the maximum extent allowed by Applicable Law. The indemnity, defense and hold harmless obligations for personal injury or death or property damage under this Contract shall apply regardless of whether the Indemnified Party was concurrently negligent (whether actively or passively), it being agreed by the Parties that in this event, the Parties’ respective liability or responsibility for such damages, losses, costs and expenses under this Section 13 shall be determined in accordance with principles of comparative negligence.

14.	Limitation of Liability.

14.1.
Waiver of Consequential Damages. NOTWITHSTANDING ANY PROVISION IN THIS CONTRACT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE UNDER THIS CONTRACT TO THE OTHER PARTY FOR CONSEQUENTIAL OR INDIRECT LOSS OR DAMAGE, INCLUDING LOSS

OF PROFIT, LOSS OF OPERATION TIME, REPLACEMENT POWER COSTS, LOSS OF GOODWILL OR ANY OTHER SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES RESULTING FROM ANY VIOLATION OF OR DEFAULT UNDER THIS CONTRACT OR IN ANY MANNER FROM THE TRANSACTIONS CONTEMPLATED HEREBY EXCEPT TO THE EXTENT ANY SUCH LOSS OR DAMAGE IS INCLUDED IN A THIRD PARTY CLAIM FOR WHICH INDEMNIFICATION IS OWED UNDER THIS CONTRACT AND EXCEPT TO THE EXTENT OF AMOUNTS INCLUDED WITHIN LIQUIDATED DAMAGES HEREUNDER. THE PROVISIONS OF THIS SECTION 14.1 SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS CONTRACT, SHALL APPLY TO ALL CLAIMS, WHETHER IN CONTRACT, EQUITY, TORT OR OTHERWISE, REGARDLESS OF FAULT, NEGLIGENCE (IN WHOLE OR IN PART), STRICT LIABILITY, BREACH OF CONTRACT OR BREACH OF WARRANTY AND SHALL EXTEND TO THE MANAGERS, TRUSTEES, DIRECTORS, OFFICERS, MEMBERS, PARTNERS AND EMPLOYEES, AGENTS AND AFFILIATES OF EACH PARTY, AND THE MANAGERS, DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS OF SUCH AFFILIATES.

14.2.
Limitation of Liability. Except for liability arising under an indemnification obligation hereunder, the maximum total liability under this Contract between Seller and Buyer arising out of any and all claims and damages, regardless of whether the claims are based upon contract, warranty, tort, including negligence, strict liability, or otherwise, shall not exceed $10,000,000.

15.	Default.

15.1.	Events of Default. An “Event of Default” shall mean, with respect to a Party (“Defaulting Party”), the occurrence of any of the following:

15.1.1.
failure to make when due, any payment required pursuant to this Contract if such failure is not remedied within twenty (20) days after written notice of such failure is given by the other Party, and provided the payment is not the subject of a good faith dispute as described in Section 17. However, it shall not constitute an Event of Default under this Section 15.1.1 if (i) the failure to pay arises in the ordinary course of business by mistake, oversight, or transfer difficulties; and (ii) funds were available to such Party to enable it to make the relevant payment when due; and (iii) such Event of Default or failure to pay is remedied on or before the twentieth (20th) day after the occurrence or existence of such failure to pay;

15.1.2.	any representation or warranty made by the Defaulting Party herein shall at any time prove to be false or misleading in any material respect;

15.1.3.
the failure of the Defaulting Party to perform any covenant set forth in this Contract (other than the events that are otherwise specifically covered in this Section 15 as a separate Event of Default, or its obligations to deliver or receive Complying Gypsum, the remedy for which is provided in Section 1) and such failure is not excused by Force Majeure or cured within thirty (30) days after written notice thereof to the Defaulting Party; provided, that if such failure is capable of cure but is not cured within such thirty (30) day period despite such Party’s commercially reasonable efforts to do so, such thirty (30) day period shall be extended by such additional time as is reasonably necessary to cure such failure; provided, further, that such cure is promptly commenced within such thirty (30) day period and is diligently pursued, and that the aggregate cure period (including the initial thirty (30) day period) shall not exceed one hundred twenty (120) days; provided, further, that such Party shall only be entitled to two thirty (30) day cure periods after notice in any given twelve (12) month period; or

15.1.4.
the Defaulting Party (i) files a petition or otherwise commences or acquiesces in a proceeding under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it and such petition is not withdrawn or dismissed within thirty (30) days after such filing, (ii) makes an assignment or any general arrangement for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is unable to pay its debts as they fall due (collectively, “Bankruptcy Proceedings”).

15.2.
Remedies. Upon the occurrence of an Event of Default (and after the expiration of any applicable grace period), the non-Defaulting Party shall have the right, in its sole discretion, to do any or all of the following: (i) terminate this Contract upon thirty (30) days prior notice; (ii) obtain specific performance of a Party’s obligations under this Contract; or (iii) pursue any and all other rights or remedies available hereunder, at law or in equity.

16.	Termination.

16.1.
By Seller. In the event Seller determines, in its sole discretion, that (i) it must mothball, decommission or shut down any unit of the Miami Fort Station because economic or regulatory conditions make it commercially impracticable to operate, or (ii) the Miami Fort Station will no longer be capable of producing wallboard-grade synthetic gypsum, this Contract may be terminated by Seller, in whole or in part (on a unit-by-unit basis), on the following terms and conditions:

16.1.1.
If Seller provides * * * written notice to Buyer prior to the effective date of termination, then Buyer shall not be entitled to any compensation for such termination, this Contract shall terminate, in whole or in part (as applicable), upon the termination date set forth in the notice, and the Parties shall thereafter have no obligations to each other with respect to the terminated portion of the Contract except for those that survive termination.

16.1.2.
If Seller provides * * * written notice to Buyer prior to the effective date of termination, then on the date of termination Seller shall pay to Buyer termination compensation equal to the following: * * *.

16.1.3.	* * *.

16.2.
By Buyer. In the event Buyer determines, in its sole discretion, that it must mothball, decommission or shut down one or more of its production lines because economic or regulatory conditions make it commercially impracticable to operate, this Contract may be terminated by Buyer in whole or in part (on a production line-by-production line basis), on the following terms and conditions:

16.2.1.
If Buyer provides * * * written notice to Seller prior to the effective date of termination, then Seller shall not be entitled to any compensation for such termination, this Contract shall terminate, in whole or in part (as applicable), upon the termination date set forth in the notice, and the Parties shall thereafter have no obligations to each other except for those that survive termination.

16.2.2.
If Buyer provides * * * written notice to Seller prior to the effective date of termination, then on the date of termination Buyer shall pay to Seller termination compensation equal to the following: * * *.

16.3.
Sole Remedy. The termination compensation payable by Seller under Section 16.1 shall be the sole remedy to Buyer for a termination under Section 16.1 by Seller. The termination compensation payable by Buyer under Section 16.2 shall be the sole remedy to Seller for a termination under Section 16.2 by Buyer. It is expressly agreed that the termination compensation payable under this Contract does not constitute a penalty and that the Parties have negotiated in good faith for such specific termination compensation and have agreed that the amount of such termination compensation is reasonable.

16.4.
Notice to Buyer. If Seller or any of its representatives shall send any publicly-available communication or correspondence to any regulatory or governmental authority requesting approval to mothball, shut down or decommission one or more units of the Miami Fort Station, Seller shall provide copies of any such communication or correspondence to Buyer.

16.5.
Partial Termination. If this Contract is partially terminated under this Section 16, the Parties shall make an equitable adjustment to the Minimum Amount and the Maximum Amount, which shall be memorialized in an amendment to this Contract.

17.
Payment. By the 15th of each month, Seller shall invoice Buyer for the total amount of gypsum delivered during the prior month at the Base Contract Price, plus all other amounts due hereunder for such month, including any Truck Loading Fees and Storage and Handling Fees. Buyer shall pay by check or other mutually agreeable means such invoices in full by * * *. Overdue payments shall accrue interest at the Interest Rate from, and including, the due date to, but excluding, the date of payment. If Buyer, in good faith, disputes an invoice, Buyer shall immediately notify Seller of the basis for the dispute and pay the portion of such statement not in dispute no later than the due date. If any amount withheld under dispute by Buyer is ultimately determined to be due to Seller, it shall be paid within * * * after such determination, along with interest accrued at the Interest Rate from the original due date until the date paid. Inadvertent overpayments shall be returned by the receiving Party upon request or deducted by the receiving Party from subsequent payments, with interest accrued at the Interest Rate from the date originally paid until the date repaid or deducted. “Interest Rate” means, * * *.

18.
Notice. Each Party shall designate in writing a representative to receive any and all notices required under this Contract to be furnished to such Party. Notices shall be in writing and shall be given to the representative designated to receive the same, by personal delivery, by U.S. mail, return receipt requested, by overnight courier, or by facsimile, properly addressed to such representative. All notices shall be effective upon receipt, or upon such later date following receipt as is set forth in the notice. Any Party may, by written notice, change the representative or the address to which its notices are to be sent.

19.
Insurance. During the Term, Buyer, at its sole cost and expense, shall obtain and maintain, and shall require all barge operators and motor carriers to procure and maintain, insurance coverage at the minimum coverages, levels, limits and conditions set forth in Exhibit C-1. During the Term, Seller, at its sole cost and expense, shall obtain and maintain insurance coverage at the minimum coverages, levels, limits and condtions set forth in Exhibit C-2. Liability of Buyer and Seller under this Contract, or otherwise at law, shall not be limited to or by the indemnity and hold harmless provisions of this Contract and shall not be limited to or by the insurance required to be provided as set forth in Exhibit C.

20.
Taxes. The Base Contract Price payable hereunder does not include any taxes. Buyer shall be liable for the payment of all taxes based on the purchase of gypsum, except taxes on the net income of Seller. If applicable, Buyer shall provide Seller with a tax-exempt certificate.

21.	Miscellaneous.

21.1.
Severability. In the event that any of the provisions, or portions thereof, of this Contract are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

21.2.
Waiver. The waiver by either Party of any breach of any term, covenant, condition or agreement contained herein or any default in the performance of any obligations hereunder shall not be deemed to be a waiver of any other breach or default of the same or of any other term, covenant, condition, agreement or obligation.

21.3.
Assignment. This Contract may not be assigned to a third party, other than an affiliated company or a successor in interest to the business of the assignor, without the written consent of the other Parties, which consent shall not be unreasonably withheld. Notwithstanding the forgoing, any assignment hereunder shall satisfy the internal commercially reasonable credit policies of the non-assigning Party. This Contract shall be binding on the successors and assigns of the Parties.

21.4.
Survival. The provisions of this Contract, which by their nature should, or by their express terms do, survive or extend beyond the termination or expiration of this Contract, shall survive, including the following sections of this Contract: Sections 1.1.1, 1.3, 1.4, 1.5, 4.5, 4.6, 4.7, 4.8, 5, 7, 8, 9, 10, 11, 13, 14, 15, 16, 17, 18, 19, 20 and 21.

21.5.	Governing Law. The rights and obligations of the Parties arising out of this Contract shall be governed in all respects by the laws of the State of Ohio.

21.6.	Intentionally deleted.

21.7.
Wavier of Jury Trial. EACH OF SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES AND FOREVER RELINQUISHES ANY AND ALL CLAIMS OR RIGHTS THAT SUCH PARTY MAY HAVE TO ANY TRIAL BY JURY ON ANY ISSUE ARISING OUT OF ANY LITIGATION OR DISPUTES OR CLAIMS UNDER THIS CONTRACT OR IN ANY WAY ASSOCIATED THEREWITH, SUCH PARTIES INTENDING TO WAIVE AND FOREVER RELINQUISH ANY RIGHT UNDER THE SEVENTH AMENDMENT OF THE UNITED STATES CONSTITUTION TO TRIAL BY JURY AND ANY CLAIMS OR RIGHTS TO A TRIAL BY JURY UNDER THE CONSTITUTION OF ANY STATE OR ANY OTHER CONSTITUTIONAL, STATUTORY OR OTHERWISE APPLICABLE LAW PROVIDING FOR A RIGHT OF TRIAL BY JURY.

21.8.
Entire Agreement. This Contract constitutes the entire agreement between the Parties and supersedes all previous and collateral agreements or understandings with respect to the subject matter hereof. No waiver, alteration, amendment or modification of any of the provisions of this Contract shall be binding unless in writing and signed by the duly authorized representatives of the Parties.

[Signatures follow on next page.]

The Parties have signed this Contract by their duly authorized representatives effective on the Effective Date.
SELLER:
DYNEGY MIAMI FORT, LLC

By:    /s/ Robert C. Flexon
Name:    Robert C. Flexon
Title:    President and CEO

BUYER:
CONTINENTAL SILVER GROVE, LLC

By:    /s/ James Bachmann
Name:    James Bachmann
Title:    CEO

Exhibit A
* * *

Exhibit B

1.	Buyer shall provide Seller no less than 48 hours’ notice of its intent to re-sample the delivery and an opportunity to witness the same.

2.
Buyer’s sampling shall be performed in accordance with the following: Buyer shall take six samples, each taken equal distance the length of the applicable barge, within a central rectangle holding a minimum of 5’ from barge edges and bottom of the barge, and each sample collected should be no less than one (1) foot from the upper crust (see demonstrative sketch attached as Exhibit B).

3.	Each sample will be split into 3, one for the Buyer, one for the Seller and one for a 3rd party tester.

4.	Each sample should be tested separately and results reported as such. If Seller is unable to witness such sampling, Buyer shall provide Seller with the split samples.

5.
If two or more of the six samples measured by Buyer and two or more of the six samples measured by Seller are out of specification then Seller shall have the right to (i) propose a price adjustment or alternative solution or (ii) remove the Non-Complying Gypsum from the Buyer Plant at Seller’s cost. If Seller neither proposes a price adjustment nor removes the Non-Complying Gypsum, then Seller shall reimburse Buyer for any per ton removal costs and increased production costs incurred by Buyer, provided that such reimbursement shall never exceed two times the applicable per ton Base Contract Price. The Non-Complying Gypsum will not count towards the total tonnage delivered during the applicable Contract Year unless agreed upon as part of a price adjustment or alternative solution.

6.
If Seller tests the gypsum and the results do not agree with Buyer’s results, the Parties shall agree on an independent third party testing to perform testing on the spilt sample to determine if the gypsum was Complying Gypsum or Non-Complying Gypsum at the time the specifications were determined pursuant to the sampling provisions of Exhibit A, the costs of which shall be split by the Parties, and the results of which shall be binding on the Parties.

7.	For the avoidance of doubt, Buyer shall have no right to reject any gypsum more than ten (10) days after Buyer has received the barge at its barge staging area.

Gypsum Barge Sampling Diagram

Exhibit C-1
Buyer’s Insurance Requirements

1.
Required Coverages. Buyer agrees to procure and maintain, and shall require all barge operators and motor carriers to procure and maintain, insurance coverages with reputable insurers. All insurance policies procured and maintained hereunder must be written with insurance companies licensed to do business in the state where this Contract will be performed, and carry a rating of A- VII or better as shown in the most current issue of A.M. Best’s Key Rating Guide, under forms of policies satisfactory to Seller, in the kinds and amounts as set forth below:

1.1.
Worker’s Compensation Insurance, including occupational disease coverage, in accordance with the benefits afforded by the statutory worker’s compensation acts applicable to the state, territory or district of hire, supervision or place of accident and including, when applicable, full coverage for maritime obligations, the United States Longshoremen’s and Harbor Worker’s Compensation Act and Outer Continental Shelf Lands Act.

1.2.
Employer’s Liability Insurance to include alternate employer, in an amount not less than $1,000,000 each accident, $1,000,000 disease each employee and $1,000,000 disease policy limit, except for offshore work or other work entailing maritime or U.S. Longshoremen’s and Harbor Worker’s Compensation Act obligations, in which case limits shall be carried of not less than $1,000,000 each accident, $1,000,000 disease each employee and $1,000,000 disease policy limit.

1.3.
Commercial General Liability Insurance with a single limit of liability for bodily injury or property damage of $1,000,000 per occurrence ($2,000,000 aggregate) on ISO Coverage Form CG 00 01 (or equivalent), such coverage to include premises/operations, independent contractors, broad form bodily injury and property damage, personal injury, explosion, blanket contractual liability covering the obligations assumed by Buyer herein with respect to Buyer and the barge operators and the motor carriers.

1.4.
Business Automobile Liability Insurance covering all owned, non-owned (including Seller vehicles), leased, rented, and hired motor vehicles, including coverage for loading and unloading, used in the performance of this Contract, with limits of not less than $1,000,000 combined single limit.

1.5.
Excess Liability Insurance with limits of not less than $5,000,000 per occurrence and in the aggregate providing additional limits of insurance to the coverage described in Sections 1.2, 1.3 and 1.4 above.

2.	Insurance Requirements. All required insurance maintained by Buyer shall, as reasonably satisfactory to Seller:

2.1.	name each Seller Indemnified Party an Additional Insured with CG20101001 and CG20371001 or equivalent Additional Insured Endorsement, except Worker’s Compensation or Employer’s Liability insurance;

2.2.	be endorsed to be Primary to any other insurance policies carried by any Seller Indemnified Party with respect to Buyer’s operations;

2.3.	endeavor to notify Seller in accordance with the policy provisions should any of the above described policies be cancelled before the expiration date thereof; and

2.4.	if ‘Claims-Made’ coverage, have a three-(3) year reporting period extension from the termination of this Contract.

3.
Waiver of Subrogation. To the fullest extent permitted by Applicable Law, Buyer hereby waives on behalf its insurance carriers any right of subrogation such carriers may have against the Seller Indemnified Parties. Except where prohibited by Applicable Law, all policies of insurance pertaining to this Contract which are procured, held or maintained by Buyer, whether required by this Contract or not, shall be endorsed to provide that the underwriters or insurers waive any and all rights of subrogation against the Seller Indemnified Parties.

4.
Notification of Reduction in Coverage. Buyer shall endeavor to notify Seller upon learning of a possible damage claim that might cause a reduction below seventy-five percent (75%) of any aggregate limit of any policy.

5.
Certificates of Insurance. Buyer shall (i) prior to the Effective Date, provide to Seller Certificates of Insurance for itself and each of the barge operators and motor carriers on a standard ACORD form signed by an authorized representative evidencing the coverages, limits, endorsements and extensions required herein for Seller and each entity required to be named as an Additional Insured herein; and (ii) deliver, or require to be delivered, to Seller a renewal certificate not less than ten (10) days before policy expiration.

6.
Self-Insurance. Except where prohibited by Applicable Law, Buyer may, at its election and upon prior written approval of Seller, self-insure as to any of the insurance coverages required by this Exhibit, and in such case shall administer any claims in the same manner as would be adjusted and administered under an industry standard form policy meeting the above coverage requirements.

7.
Barge Operators and Motor Carriers. Notwithstanding the provisions of Section 1 above, if approved in advance by Seller, Buyer may permit barge operators or motor carriers to carry less than the coverages required under Section 1 above, provided that Buyer shall in all cases ensure that policies provided by barge operators or motor carriers are of the types and in amounts which are customary in the context of Buyer’s course of dealing with such barge operator or motor carrier and the work being performed by such barge operator or motor carrier.

Exhibit C-2
Seller’s Insurance Requirements

1.
Required Coverages. Seller agrees to procure and maintain insurance coverages with reputable insurers. All insurance policies procured and maintained hereunder must be written with insurance companies licensed to do business in the state where this Contract will be performed, and carry a rating of A- VII or better as shown in the most current issue of A.M. Best’s Key Rating Guide, under forms of policies satisfactory to Buyer, in the kinds and amounts as set forth below:

1.1.
Worker’s Compensation Insurance, including occupational disease coverage, in accordance with the benefits afforded by the statutory worker’s compensation acts applicable to the state, territory or district of hire, supervision or place of accident and including, when applicable, full coverage for maritime obligations, the United States Longshoremen’s and Harbor Worker’s Compensation Act and Outer Continental Shelf Lands Act.

1.2.
Employer’s Liability Insurance to include alternate employer, in an amount not less than $1,000,000 each accident, $1,000,000 disease each employee and $1,000,000 disease policy limit, except for offshore work or other work entailing maritime or U.S. Longshoremen’s and Harbor Worker’s Compensation Act obligations, in which case limits shall be carried of not less than $1,000,000 each accident, $1,000,000 disease each employee and $1,000,000 disease policy limit.

1.3.
Commercial General Liability Insurance with a single limit of liability for bodily injury or property damage of $1,000,000 per occurrence ($2,000,000 aggregate) on ISO Coverage Form CG 00 01 (or equivalent), such coverage to include premises/operations, independent contractors, broad form bodily injury and property damage, personal injury, explosion, blanket contractual liability covering the obligations assumed by Seller herein with respect to Buyer.

1.4.
Business Automobile Liability Insurance covering all owned, non-owned (including Buyer vehicles), leased, rented, and hired motor vehicles, including coverage for loading and unloading, used in the performance of this Contract, with limits of not less than $1,000,000 combined single limit.

1.5.
Excess Liability Insurance with limits of not less than $5,000,000 per occurrence and in the aggregate providing additional limits of insurance to the coverage described in Sections 1.2, 1.3 and 1.4 above.

2.
Waiver of Subrogation. To the fullest extent permitted by Applicable Law, Seller hereby waives on behalf its insurance carriers any right of subrogation such carriers may have against the Buyer Indemnified Parties. Except where prohibited by Applicable Law, all policies of insurance pertaining to this Contract which are procured, held or maintained by Seller, whether required by this Contract or not, shall be endorsed to provide that the underwriters or insurers waive any and all rights of subrogation against the Buyer Indemnified Parties.

3.
Self-Insurance. Except where prohibited by Applicable Law, Seller may self-insure as to any of the insurance coverages required by this Exhibit, and in such case shall administer any claims in the same manner as would be adjusted and administered under an industry standard form policy meeting the above coverage requirements.